Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 8, 2023, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2024

ENERSYS REPORTS SECOND QUARTER FISCAL 2024 RESULTS
DELIVERS RECORD GROSS MARGIN OF 26.6%, UP 490 BASIS POINTS FROM PRIOR YEAR; EPS OF $1.56, UP 86% FROM PRIOR YEAR

Second Quarter Fiscal 2024 Highlights
(All comparisons against the second quarter of fiscal year 2023 unless otherwise noted)
•Delivered net sales of $901M, a record second quarter
•Achieved record GM of 26.6%, +490 bps, including $22M benefit from Inflation Reduction Act IRC 45X tax credits
•Generated operating earnings of $89M, +63%, and adjusted operating earnings(2) of $103M, +58%
•Realized diluted EPS of $1.56, +86%, and adjusted diluted EPS(1) of $1.84, +66%
•Reduced net leverage(a) to 1.4X EBITDA on operating cash flow of $111M
•Received initial order for 50 systems from our Fast Charge and Storage (FC&S) launch customer
•Won Environmental Finance Energy Efficiency Initiative of the Year award for EOS lean management energy and waste reduction achievements

READING, Pa., November 8, 2023 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2024, which ended on October 1, 2023.

Message from the CEO
EnerSys delivered solid results in the second quarter driven by strength in our Motive Power segment, partially offset by lower performance in our Energy Systems and Specialty lines of business. We saw record second quarter revenue, slightly up from prior year which had been bolstered by COVID recovery. We benefited from robust demand for maintenance-free products within our Motive Power segment and were able to hold pricing, improving gross margin significantly over the prior year and maintaining gross margin sequentially against a record fiscal 2024 first quarter. We saw solid demand trends in our Specialty business and expect improved financial performance in the near-term as we rebalance our production lines. Energy Systems results declined sequentially due to a continued pause in communication networks customer capex spend, which we view as temporary. As such, we are taking advantage of the timing of this demand pause to invest in restructuring and footprint rationalization within the Energy Systems segment. We are pleased with our continued ability to generate robust operating earnings and cash flow. Our healthy and flexible balance sheet allows for reinvestment in our business while returning capital to shareholders.

During the quarter, we progressed planning for our lithium battery gigafactory in the United States. Our new factory will be a key competitive advantage, providing innovative battery solutions for both our commercial and US government customers with independence from over-seas cell suppliers while delivering strong returns for our shareholders. We are advancing our site selection process and look forward to sharing the details of the project as they progress.

We continue to execute our “Innovate, Optimize, Accelerate” strategy. Subsequent to the quarter end, we were very pleased to receive a new order for 50 of our proprietary and revolutionary FC&S energy management systems, which includes applications for demand charge reduction, utility back-up power, and dynamic fast charging for EVs. We expect to deliver our first tranche of 15 units by mid-calendar year 2024 and look forward to accelerating sales in future quarters.

As a global leader in stored energy solutions, we are proud to be a critical player in the global energy transition. We remain confident in medium- and long-term demand supported by megatrends of digitization, automation, electrification and decarbonization. We remain laser-focused on delivering for our customers and achieving our long-term financial targets.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Financial Results and Metrics	Second quarter ended			Six months ended
In millions, except per share amounts	October 1, 2023	October 2, 2022	Change	October 1, 2023	October 2, 2022	Change
Net Sales	$901.0	$899.4	0.2%	$1,809.6	$1,798.4	0.6%
Diluted EPS (GAAP)	$1.56	$0.84	$0.72	$3.17	$1.59	$1.58
Adjusted Diluted EPS (Non-GAAP)(1)	$1.84	$1.11	$0.73	$3.72	$2.26	$1.46
Gross Profit (GAAP)	$239.6	$194.9	$44.7	$479.9	$380.4	$99.5
Operating Earnings (GAAP)	$88.6	$54.3	$34.3	$178.0	$104.4	$73.6
Adjusted Operating Earnings (Non-GAAP)(2)	$103.5	$65.4	$38.1	$210.7	$130.2	$80.5
Net Earnings (GAAP)	$65.2	$34.5	$30.7	$132.0	$65.5	$66.5
EBITDA (Non-GAAP)(3)	$108.2	$78.5	$29.7	$219.5	$150.5	$69.0
Adjusted EBITDA (Non-GAAP)(3)	$116.4	$85.7	$30.7	$238.5	$171.2	$67.3
Share Repurchases	$47.3	$—	$47.3	$47.3	$22.9	$24.4
Dividend per share	$0.225	$0.175	$0.05	$0.40	$0.350	$0.05
Total Capital Returned to Stockholders	$56.5	$7.1	$49.4	$63.7	$37.1	$26.6

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) Adjusted Diluted EPS is a non-GAAP financial measure and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP adjusted earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Net Earnings are adjusted for depreciation, amortization, interest and income taxes to arrive at Non-GAAP EBITDA. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

Second Quarter 2024

Net sales for the second quarter of fiscal 2024 were $901.0 million, an increase of 0.2% from the prior year second quarter net sales of $899.4 million. The increase compared to prior year quarter was the result of a 6% increase in price/mix, and a 1% increase in foreign currency translation impact, offset by an 7% decrease in organic growth.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2024 was $65.2 million, or $1.56 per diluted share, which included an unfavorable highlighted net of tax impact of $11.3 million, or $0.28 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the second quarter of fiscal 2023 was $34.5 million, or $0.84 per diluted share, which included an unfavorable highlighted net of tax impact of $11.1 million, or $0.27 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.
Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2024, on a non-GAAP basis, were $1.84, compared to the guidance of $1.77 to $1.87 per diluted share for the second quarter given by the Company on August 9, 2023. These earnings compare to the prior year second quarter adjusted Net earnings of $1.11 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended October 1, 2023 and October 2, 2022.

In the first quarter of fiscal 2024 we introduced a new line of business, New Ventures, that includes energy storage and management systems for demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. The financial results of the New Ventures segment includes start up operating expenses and is included in the Corporate and other line in our operating earnings.

Fiscal Year to Date 2024

Net sales for the six months of fiscal 2024 were $1,809.6 million, an increase of 0.6% from the prior year six months net sales of $1,798.4 million. This increase was due to an 8% increase in pricing, and a 1% increase in foreign currency translation impact, partially offset by an 8% decrease in organic growth.

Net earnings for the six months of fiscal 2024 was $132.0 million, or $3.17 per diluted share, which included an unfavorable highlighted net of tax impact of $23.1 million, or $0.55 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the six months of fiscal 2023 was $65.5 million, or $1.59 per diluted share, which included an unfavorable highlighted net of tax impact of $27.6 million, or $0.67 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the six months of fiscal 2024, on a non-GAAP basis, were $3.72. This compares to the prior year six months adjusted Net earnings of $2.26 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Third Quarter 2024 Outlook

In the third quarter of fiscal 2024, we expect:

•Adjusted diluted earnings per share in the range of $1.80 to $1.90, inclusive of $0.50 to $0.60 from IRC 45X tax benefits under the IRA. Note that the IRS has not yet issued additional clarification guidance related to section 45X which could materially increase or decrease the quantity of our U.S. produced batteries that qualify for this credit.
•Gross margin in the range of 25.0% to 27.0%, including 150bps to 250bps from IRA credits.
•For the full year of fiscal 2024, we expect capital expenditures to be in the range of $100 million to $120 million.

"We remain very optimistic about the trajectory of our business, and are particularly pleased with our ability to maintain pricing during the quarter. We have officially launched our New Ventures business. We received our initial order for Fast Charge and Storage systems from our launch customer, and our order pipeline is gaining momentum. In the near term, while we are seeing pockets of strong demand, we expect to continue to operate in a dynamic macro environment and we are managing our business prudently to mitigate risk. We are well-positioned to capitalize on market opportunities and benefit from strong growth as the near-term macro headwinds stabilize," said Andrea Funk, EnerSys Chief Financial Officer.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its second quarter 2024 financial results at 9:00 AM (EST) Thursday, November 9, 2023. A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register through the events section of our Investor Relations webpage at https://register.vevent.com/register/BIee7733f23742443a93be34544c0a6fce. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications, designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications.

New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, application of Section 45X of the Internal Revenue Code, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2023. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Six months ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net sales	$901.0	$899.4	$1,809.6	$1,798.4
Gross profit	239.6	194.9	479.9	380.4
Operating expenses	143.8	137.3	288.4	264.4
Restructuring and other exit charges	7.2	3.3	13.5	11.6
Operating earnings	88.6	54.3	178.0	104.4
Earnings before income taxes	73.4	40.3	146.9	77.1
Income tax expense	8.2	5.8	14.9	11.6
Net earnings attributable to EnerSys stockholders	$65.2	$34.5	$132.0	$65.5

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.59	$0.85	$3.23	$1.61
Diluted	$1.56	$0.84	$3.17	$1.59
Dividends per common share	$0.225	$0.175	$0.40	$0.35
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,922,959	40,740,989	40,930,146	40,763,663
Diluted	41,684,634	41,167,622	41,691,479	41,260,134

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	October 1, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$327,751	$346,665
Accounts receivable, net of allowance for doubtful accounts: October 1, 2023 - $9,688; March 31, 2023 - $8,775	536,501	637,817
Inventories, net	776,503	797,798
Prepaid and other current assets	145,497	113,601
Total current assets	1,786,252	1,895,881
Property, plant, and equipment, net	510,524	513,283
Goodwill	677,349	676,715
Other intangible assets, net	346,324	360,412
Deferred taxes	47,416	49,152
Other assets	125,128	121,231
Total assets	$3,492,993	$3,616,674
Liabilities and Equity
Current liabilities:
Short-term debt	$30,544	$30,642
Accounts payable	322,805	378,641
Accrued expenses	311,918	309,037
Total current liabilities	665,267	718,320
Long-term debt, net of unamortized debt issuance costs	949,934	1,041,989
Deferred taxes	60,547	61,118
Other liabilities	153,864	191,366
Total liabilities	1,829,612	2,012,793
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at October 1, 2023 and at March 31, 2023	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 56,347,317 shares issued and 40,771,015 shares outstanding at October 1, 2023; 56,004,613 shares issued and 40,901,059 shares outstanding at March 31, 2023	563	560
Additional paid-in capital	612,490	596,464
Treasury stock at cost, 15,576,302 shares held as of October 1, 2023 and 15,103,554 shares held as of March 31, 2023	(787,888)	(740,956)
Retained earnings	2,045,416	1,930,148
Contra equity - indemnification receivable	(1,988)	(2,463)
Accumulated other comprehensive loss	(208,607)	(183,474)
Total EnerSys stockholders’ equity	1,659,986	1,600,279
Nonredeemable noncontrolling interests	3,395	3,602
Total equity	1,663,381	1,603,881
Total liabilities and equity	$3,492,993	$3,616,674
Nonredeemable noncontrolling interests	3,395	3,602
Total equity	1,663,381	1,603,881
Total liabilities and equity	$3,492,993	$3,616,674

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Six months ended
	October 1, 2023	October 2, 2022
Cash flows from operating activities
Net earnings	$132,026	$65,450
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	45,214	46,405
Write-off of assets relating to exit activities	4,146	9,081
Derivatives not designated in hedging relationships:
Net (losses) gains	1,204	472
Cash (settlements) proceeds	695	(2,015)
Provision for doubtful accounts	1,456	206
Deferred income taxes	46	(126)
Non-cash interest expense	820	974
Stock-based compensation	13,077	11,864
(Gain) loss on disposal of property, plant, and equipment	158	(135)
Changes in assets and liabilities:
Accounts receivable	93,368	(18,409)
Inventories	10,529	(138,327)
Prepaid and other current assets	(13,891)	(17,544)
Other assets	(1,306)	(266)
Accounts payable	(57,233)	(21,417)
Accrued expenses	(44,803)	(9,443)
Other liabilities	217	2,929
Net cash provided by (used in) operating activities	185,723	(70,301)

Cash flows from investing activities
Capital expenditures	(35,854)	(39,653)
Purchase of business	(8,270)	—
Proceeds from termination of net investment hedges	—	43,384
Proceeds from disposal of property, plant, and equipment	2,007	376
Net cash (used in) investing activities	(42,117)	4,107

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(61)	(17,067)
Proceeds from Second Amended Revolver borrowings	172,500	244,100
Repayments of Second Amended Revolver borrowings	(252,500)	(184,100)
Repayments of Second and Third Amended Term Loans	(12,736)	—
Financing costs for debt modification	—	(1,096)
Option proceeds, net	9,668	114
Payment of taxes related to net share settlement of equity awards	(7,348)	(6,257)
Purchase of treasury stock	(47,340)	(22,907)
Dividends paid to stockholders	(16,341)	(14,246)
Other	690	568
Net cash (used in) provided by financing activities	(153,468)	(891)
Effect of exchange rate changes on cash and cash equivalents	(9,052)	(40,980)
Net decrease in cash and cash equivalents	(18,914)	(108,065)
Cash and cash equivalents at beginning of period	346,665	402,488
Cash and cash equivalents at end of period	$327,751	$294,423

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings”, “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", “net sales at constant currency”, and "net sales growth rate at constant currency” as applicable, in their analysis of the Company's performance. Adjusted Net earnings and adjusted operating earnings measure, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months non-GAAP adjusted EBITDA per credit agreement. We define non-GAAP free cash flow as net cash provided by or used in operating activities less capital expenditures. Free cash flow is used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. We define non-GAAP constant currency net sales as total net sales excluding the effect of foreign exchange rate movements, and we use it to determine the constant currency growth rate on a year-on-year basis. Non-GAAP constant currency revenues are calculated by translating current period revenues using the prior comparative periods’ actual exchange rates, rather than the actual exchange rates in effect during the current period. Constant currency net sales growth rate is calculated by determining the difference between current period non-GAAP constant currency net sales and current period reported net sales divided by prior period as reported net sales. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets (and, beginning in fiscal 2024, amortization of all intangible assets) and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted earnings per share for the second quarter of fiscal 2024 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted earnings per share guidance for the second quarter of fiscal 2024 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted earnings per share for the second quarter of fiscal 2024 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP net sales and growth rates in constant currency are set forth in the table below, providing a reconciliation of non-GAAP constant currency net sales to the Company’s reported net sales for its business segments.

	Quarter ended			Six months ended
	($ millions)			($ millions)
	October 1, 2023	October 2, 2022	Growth rate	October 1, 2023	October 2, 2022	Growth rate
Energy Systems reported net sales	$422.5	$437.0	(3.3)%	$847.1	$845.6	0.2%
Exchange rate effect	(0.7)			2.4
Energy Systems constant currency net sales	421.8		(3.5)	849.5		0.5

Motive Power reported net sales	$355.2	$338.0	5.1%	$706.0	$705.9	—%
Exchange rate effect	(3.9)			(4.3)
Motive Power constant currency net sales	351.3		3.9	701.7		(0.6)

Specialty reported net sales	$123.3	$124.4	(0.9)%	$256.5	$246.9	3.9%
Exchange rate effect	(1.4)			(2.0)
Specialty constant currency net sales	121.9		(2.1)	254.5		3.1

Total reported net sales	$901.0	$899.4	0.2%	$1,809.6	$1,798.4	0.6%
Exchange rate effect	(6.0)			(3.9)
Total constant currency net sales	895.0		(0.5)	1,805.7		0.4

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRA production tax credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	October 1, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$422.5	$355.2	$123.3	$—	$901.0

Operating Earnings	$16.8	$49.6	$3.3	$18.9	$88.6
Restructuring and other exit charges	2.2	3.5	1.5	—	7.2
Amortization of intangible assets	6.3	0.2	0.7	—	7.2
Other	0.3	0.1	0.1	—	0.5
Adjusted Operating Earnings	$25.6	$53.4	$5.6	$18.9	$103.5

	Quarter ended
	($ millions)
	October 2, 2022
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$437.0	$338.0	$124.4	$—	$899.4

Operating Earnings	$9.8	$35.6	$8.9	$—	$54.3
Inventory adjustment relating to exit activities	—	1.5	—	—	1.5
Restructuring and other exit charges	0.8	2.5	—	—	3.3
Amortization of intangible assets	5.8	—	0.4		6.2
Other	—	0.1		—	0.1
Adjusted Operating Earnings	$16.4	$39.7	$9.3	$—	$65.4

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	(3.3)%	5.1%	(0.9)%	NM	0.2%
Operating Earnings	72.2	39.2	(62.8)	NM	63.3
Adjusted Operating Earnings	55.8	34.4	(39.9)	NM	58.1
NM = Not Meaningful

	Six months ended
	($ millions)
	October 1, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$847.1	$706.0	$256.5	$—	$1,809.6

Operating Earnings	$39.0	$97.8	$4.9	$36.3	$178.0
Inventory adjustment relating to exit activities	—	—	3.1	—	3.1
Restructuring and other exit charges	2.7	5.0	5.8	—	13.5
Amortization of identified intangible assets from recent acquisitions	12.5	0.3	1.4	—	14.2
Other	1.1	0.6	0.2	—	1.9
Adjusted Operating Earnings	$55.3	$103.7	$15.4	$36.3	$210.7

	Six months ended
	($ millions)
	October 2, 2022
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$845.6	$705.9	$246.9	$—	$1,798.4

Operating Earnings	$17.3	$69.7	$17.4	$0.0	$104.4
Inventory adjustment relating to exit activities	—	1.5	—	—	1.5
Restructuring and other exit charges	1.0	10.6	—	—	11.6
Amortization of identified intangible assets from recent acquisitions	11.8	—	0.8	—	12.6
Other	—	0.1	—	—	0.1
Adjusted Operating Earnings	$30.1	$81.9	$18.2	$0.0	$130.2

Increase (Decrease) as a % from prior year	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	0.2%	NM	3.9%	NM	0.6%
Operating Earnings	NM	40.2	(71.7)	NM	70.6
Adjusted Operating Earnings	83.9	26.5	(15.5)	NM	61.7
NM = Not Meaningful

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net Earnings	$65.2	$34.5	132.0	$65.5
Depreciation	15.4	14.8	31.0	30.3
Amortization	7.2	8.0	14.2	16.1
Interest	12.2	15.4	27.4	27.0
Income Taxes	8.2	5.8	14.9	11.6
EBITDA	108.2	78.5	219.5	150.5
Non-GAAP adjustments	8.2	7.2	19.0	20.7
Adjusted EBITDA	$116.4	$85.7	$238.5	$171.2

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Restructuring and other exit charges	7.2	4.8	16.6	13.1
Other	1.0	1.1	2.4	1.1
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	—	(0.1)	—	5.1
Cost of funding to terminate net investment hedges	—	1.4	—	1.4
Non-GAAP adjustments	$8.2	$7.2	$19.0	$20.7

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow:

	Six Months Ended
	October 1, 2023	October 2, 2022
Net cash provided by (used in) operating activities	185,723	(70,301)
Less Capital Expenditures	(35,854)	(39,653)
Free Cash Flow	$149,869	$(109,954)

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for October 1, 2023 and October 2, 2022, in connection with the Third Amended Credit Facility:

	Last twelve months
	October 1, 2023	October 2, 2022
	(in millions, except ratios)
Net earnings as reported	$242.4	$129.9
Add back:
Depreciation and amortization	90.0	92.0
Interest expense	59.9	46.1
Income tax expense	38.2	28.9
EBITDA (non-GAAP)	430.5	296.9
Adjustments per credit agreement definitions(1)	48.9	62.3
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$479.4	$359.2
Total net debt(2)	662.0	1,045.5
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.4 X	2.9 X

(1)The $48.9 million adjustment to EBITDA in the last twelve months ending October 1, 2023 primarily related to $27.6 million of non-cash stock compensation, $17.6 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $3.6 million. The $62.3 million adjustment to EBITDA in the last twelve months ending October 2, 2022 primarily related to $26.7 million of non-cash stock compensation, $28.0 million of discontinuing operations, $4.0 million of restructuring and other exit charges, $1.4 million related to termination of a swap agreement, indefinite-lived intangibles of $1.2 million and $1.0 million write-down of non-current assets.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. last twelve months ending October 1, 2023 and October 2, 2022, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $327.8 million, and in fiscal 2022, were $294.4 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	October 1, 2023		October 2, 2022
Net earnings reconciliation
As reported Net Earnings	$65.2		$34.5
Non-GAAP adjustments:
Restructuring and other exit charges	7.2	(1)	4.8	(1)
Amortization of identified intangible assets	7.2	(2)	6.2	(2)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia operations	—		(0.1)
Cost of funding to terminate net investment hedges	—		1.4
Financing fees related to debt modification	—		1.2
Other	1.0		1.1
Income tax effect of above non-GAAP adjustments	(4.1)		(3.5)
Non-GAAP adjusted Net earnings	$76.5		$45.6

Outstanding shares used in per share calculations
Basic	40,922,959		40,740,989
Diluted	41,684,634		41,167,622
Non-GAAP adjusted Net earnings per share:
Basic	$1.87		$1.12
Diluted	$1.84		$1.11

Reported Net earnings (Loss) per share:
Basic	$1.59		$0.85
Diluted	$1.56		$0.84
Dividends per common share	$0.225		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	October 1, 2023	October 2, 2022
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive Power	$—	$1.5
(1) Restructuring and other exit charges - Energy Systems	2.2	0.8
(1) Restructuring and other exit charges - Motive Power	3.5	2.5
(1) Restructuring and other exit charges - Specialty	1.5	—
(2) Amortization of identified intangible assets - Energy Systems	6.3	5.8
(2) Amortization of identified intangible assets - Motive	0.2	—
(2) Amortization of identified intangible assets acquisitions - Specialty	0.7	0.4
Total Non-GAAP adjustments	$14.4	$11.0

	Six months ended
	(in millions, except share and per share amounts)
	October 1, 2023		October 2, 2022
Net Earnings reconciliation
As reported Net Earnings	$132.0		$65.5
Non-GAAP adjustments:
Restructuring and other exit charges	16.6	(1)	13.1	(1)
Amortization of identified intangible assets from recent acquisitions	14.2	(2)	12.6	(2)
Remeasurement of monetary assets included in other (income) expense relating to exit from Russia Operations	—		5.1
Other	2.4		1.1
Cost of funding to terminate net investment hedges	—		1.4
Financing fees related to debt modification	—		1.2
Income tax effect of above non-GAAP adjustments	(10.1)		(6.9)
Non-GAAP adjusted Net Earnings	$155.1		$93.1

Outstanding shares used in per share calculations
Basic	40,930,146		40,763,663
Diluted	41,691,479		41,260,134
Non-GAAP adjusted Net Earnings per share:
Basic	$3.79		$2.28
Diluted	$3.72		$2.26

Reported Net Earnings (Loss) per share:
Basic	$3.23		$1.61
Diluted	$3.17		$1.59
Dividends per common share	$0.40		$0.35

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Six months ended
	($ millions)
	October 1, 2023	October 2, 2022
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive Power	$—	$1.5
(1) Inventory Adjustment relating to exit activities - Specialty	3.1	—
(1) Restructuring and other exit charges - Energy Systems	2.7	1.0
(1) Restructuring and other exit charges - Motive Power	5.0	10.6
(1) Restructuring and other exit charges - Specialty	5.8	—
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	12.5	11.8
(2) Amortization of identified intangible assets from recent acquisitions - Motive Power	0.3	—
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	1.4	0.8
Total Non-GAAP adjustments	$30.8	$25.7